Exhibit 10.12(a)

As Amended & Readopted 1/27/97 & 5/12/97
and as Further Amended on 4/11/02
and as Further Amended & Readopted on 1/21/03 & 4/17/03
and as Further Amended on 10/16/03

CYTEC INDUSTRIES INC.

1993 STOCK AWARD AND INCENTIVE PLAN

1.     Purpose; Types of Awards; Construction.

          The purpose of the 1993 Stock Award and Incentive Plan of Cytec Industries Inc., as amended (the "Plan"), is to afford an incentive to selected employees, prospective employees, non-employee Directors and independent contractors of Cytec Industries Inc., or any Subsidiary or Affiliate which now exists or hereafter is organized or acquired, to acquire a proprietary interest in the Company, to continue as, or become, employees, directors, or independent contractors, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company's business.  Pursuant to Section 6 of the Plan, there may be granted Stock Options (including "incentive stock options" and "nonqualified stock options"), stock appreciation rights and limited stock appreciation rights (either in connection with options granted under the Plan or independently of options), restricted stock, restricted stock units, interest equivalents, dividend equivalents, deferred cash awards, deferred stock awards, and other stock-based or cash-based awards.

2.     Definitions.

          For purposes of the Plan, the following terms shall be defined as set forth below:

               (a)  "Affiliate" means any entity if, at the time of granting of an Award, (i) the Company, directly or indirectly, owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 20% of the combined voting power of all classes of stock of the Company.

               (b)  "Award" means any Option, SAR (including a Limited SAR), Restricted Stock, Restricted Stock Unit, Interest Equivalent, Dividend Equivalent, Deferred Cash Award, Deferred Stock Award, Director's Restricted Stock, or Other Stock-Based Award or other Cash-Based Award granted under the Plan.

               (c)  "Award Agreement" means any written agreement, contract, grant letter, resolution of the Committee, or other instrument, document or resolution evidencing an Award.

               (d)  "Beneficiary" means the person, persons, trust or trusts which have been designated by a Grantee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

               (e)  "Board" means the Board of Directors of the Company.

               (f)  "Change in Control" means a change in control of the Company which will be deemed to have occurred if:

                    (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (3) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities; or

                    (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 2(f)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

                    (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquired 50% or more of the combined voting power of the Company's then outstanding securities; or

                    (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

               (g) "Change in Control Price" means the higher of (i) the highest price per share paid in any transaction constituting a Change in Control or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding or following a Change in Control.

               (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(i) "Committee" means the committee consisting solely of directors who qualify as "non-employee directors" within the meaning of Rule 16b-3 and as "outside directors" within the meaning of Section 162(m) of the Code who are appointed by the Board to administer the Plan.

               (j) "Common Stock Account" means the common stock account established in the name of an employee or independent contractor, as specified in Section 6(h).

               (k) "Company" means Cytec Industries Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

               (l) “Deferred Cash Account” means the deferred cash account established in the name of an employee or independent contractor, as specified in Section 6(h).

               (m) “Deferred Cash Award” means any Award of cash made pursuant to Section 6(h) which is to be credited to a Deferred Cash Account and paid in the future.

               (n) "Deferred Stock Award" means any Award of Stock made pursuant to Section 6(h) which is to be credited to a Common Stock Account and paid in the future.

               (o) "Dividend Equivalent" means a right, granted to a Grantee under Section 6(g), to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock.  Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

               (p) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

               (q) "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established (except as provided below) from time to time by the Committee in its sole discretion.  Unless otherwise determined by the Committee, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange (or, if there is no such preceding date, on the first succeeding date), or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the counter market, such value as the Committee, in its sole discretion, shall determine.  For purposes of Sections 8 and 9, only, of this Plan, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market.

               (r) "Grantee" means a person who, (i) as an employee, prospective employee or independent contractor of the Company, a Subsidiary or an Affiliate, or (ii) as a Non-Employee Director of the Company, has been granted an Award under the Plan.

               (s) “Interest Equivalent” means a right granted to a Grantee under Section 6(g) to receive cash, which may be deferred or paid currently, equal to the interest which would be earned on a specified amount of money, including money deferred in a Deferred Cash Account.  Interest Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.  Unless the Committee otherwise provides to the contrary or except as otherwise provided in the Plan, Interest Equivalents paid on a deferred basis will be compounded on a quarterly basis.

               (t) "ISO" means any Option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

               (u) "Limited SAR" means a right granted pursuant to Section 6(c) which shall, in general, be automatically exercised for cash upon a Change in Control.

               (v) "Non-Employee Director" means a member of the Board who is neither (i) an employee of the Company, a Subsidiary or Affiliate nor (ii) unless the Board otherwise so determines, a person elected to the Board of Directors by the holders of the Company’s Series C Cumulative Preferred Stock.

               (w) "NQSO" means any Option that is designated as a nonqualified stock option.

               (x) "Option" means a right, granted to a Grantee under Section 6(b) or Section 8, to purchase shares of Stock.

               (y) "Other Cash-Based Award" means cash awarded under Section 6(i), including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.

               (z) "Other Stock-Based Award" means a right or other interest granted to a Grantee under Section 6(i) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including, but not limited to (1) unrestricted Stock awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan and (2) a right granted to a Grantee to acquire Stock from the Company for cash and/or a promissory note containing terms and conditions prescribed by the Committee.

               (aa) “Performance Goals” shall have the meaning specified in Section 6A(c) of the Plan.

               (bb) “Performance Measures” means the performance measures set forth as Exhibit A to the Plan, as provided in Section 6A(c) of the Plan.

               (cc) "Plan" means this Cytec Industries Inc. 1993 Stock Award and Incentive Plan, as amended from time to time.

               (dd) "Restricted Stock" means an Award of shares of Stock to a Grantee under Section 6(d), including Stock that may be designated as performance stock, that may be subject to certain restrictions and to a risk of forfeiture.

               (ee) "Restricted Stock Unit" means a right granted to a Grantee under Section 6(e) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

               (ff) "Rule 16b-3" means Rule 16b-3, as from time to time in effect, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

               (gg) "Stock" means shares of the common stock, par value $.01 per share, of the Company.

               (hh) "SAR" or "Stock Appreciation Right" means the right, granted to a Grantee under Section 6(c), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock, or property as specified in the Award or determined by the Committee.

                    (ii) "Subsidiary" means any entity in an unbroken chain of entities beginning with the Company if, at the time of granting of an Award, each of the entities (other than the last entity in the unbroken chain) owns stock or other indicia of ownership possessing 50% or more of the total combined voting power of all classes of stock or other indicia of ownership in one of the other entities in the chain.

3.     Administration.

          The Plan shall be administered by the Committee; provided that such administrative authority shall not extend to Section 8 ("Non-Employee Director Options") or Section 9 ("Non-Employee Director Restricted Stock"), the intent being that, as to the Awards made under those Sections, this Plan shall constitute a formula plan.  The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan (including the preceding sentence), to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to certify as to the extent to which any performance criteria have been attained; and to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the criteria and performance objectives (if any) included in, Awards in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; to designate Affiliates; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

          The Committee may appoint a chairman and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.  All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent.  All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.  The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.  The Committee may, upon such terms and conditions and with such limitations as it deems appropriate, delegate to the Chief Executive Officer, any Committee of the Board of Directors or the Executive Committee authority to make Awards (and determine the terms of such Awards) to persons who are not officers of the Company (assistant officers not being considered officers for such purpose); provided that all such Awards shall be reported to the Committee and (except in the case of such Awards made by a Committee of the Board) shall be revoked unless ratified by the Committee.

          No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.     Eligibility.

          Awards may be granted to selected employees and independent contractors of the Company and its present or future Subsidiaries and Affiliates, in the discretion of the Committee.  In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.  Awards to Non-Employee Directors shall be solely in the form of NQSOs and Restricted Stock, which shall be subject to the provisions of Section 8 and 9 of the Plan, and in Deferred Stock Awards pursuant to Section 6(h)(v) of the Plan.

5.     Stock Subject to the Plan.

          The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 14,700,000, subject to adjustment as provided herein.  Originally, 4,300,000 shares of Stock were reserved for the grant of Awards under the Plan.  After the July 1996 three-for-one stock split, this increased to 12,900,000 and was further increased to 14,700,000 after amendments to the Plan were approved by the Board on January 21, 2003, subject to shareholder approval. In order to determine the number of shares of Stock remaining available under the Plan after said stock split, each of the following events occurring on or prior to the July 2, 1996 record date of the stock split (or the July 23, 1996 distribution date in the case of Option exercises) shall be deemed to involve three times the number of shares of Stock that were actually involved: (x) grants, exercises and forfeitures of Options; (y) grants, vesting and forfeitures of Restricted Stock (including performance stock and Director’s Restricted Stock); and (z) grants and forfeitures of Deferred Stock Awards.

          The shares reserved for Awards under the Plan may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.  If any shares subject to an Award are forfeited, canceled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan; provided that, in the case of forfeiture, cancellation, exchange or surrender of shares of Restricted Stock or Restricted Stock Units with respect to which dividends or Dividend Equivalents have been paid or accrued, the number of shares with respect to such Awards shall not be available for Awards hereunder unless, in the case of shares with respect to which dividends or Dividend Equivalents were accrued but unpaid, or in the case of shares with respect to which a stock split in the form of a stock dividend was paid, such dividends and Dividend Equivalents are also forfeited, canceled, exchanged or surrendered.  Upon the exercise of any Award granted in tandem with any other Awards or Awards, such related Award or Awards shall be canceled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

          In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spinoff, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code and; provided , further, that in the case of Awards under Sections 8 and 9, equitable changes or adjustments of the types specified in clauses (i), (ii) and (iii) above shall be made.

6.     Specific Terms of Awards.

               (a) General.  The term of each Award shall be for such period as may be determined by the Committee.  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis.  The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.  In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.  The authority given to the Committee under this Section 6 is, however, subject to Section 6A of this Plan in the case of Awards to Officers as defined in Section 6A.

               (b) Options.  The Committee is authorized to grant Options to Grantees on the following terms and conditions:

                    (i) Type of Award.  The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO, provided that an ISO may not be granted to independent contractors or Non-Employee Directors.

                    (ii) Exercise Price.  The exercise price per share of Stock purchasable under an Option shall be not less than the Fair Market Value of a share on the date of the grant of such Option; provided that in no event shall the exercise price for the purchase of shares be less than par value.  Notwithstanding anything else in this Plan to the contrary, once the exercise price of any outstanding Option or in any Option granted in the future has been determined, it may not be reduced except (i) in connection with antidilution and other similar equitable adjustments approved by the Committee pursuant to the last paragraph of Section 5 or (ii) with the consent of a majority of a quorum of the stockholders of the Company.  The exercise price for Stock subject to an Option may be paid in cash or (if so permitted by the Committee or if so provided in the Award Agreement) by an exchange of Stock previously owned by the Grantee, or a combination of both, in an amount having a combined value equal to such exercise price.  A Grantee may also elect to pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price (i) withheld by the Company, if so permitted by the Committee or so provided in the Award Agreement, or (ii) sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. §220 or any successor thereof.

                    (iii) Term and Exercisability of Options.  The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted, unless the Committee shall determine that the Option shall be granted effective as of a specified date in the future, in which case such specified future date shall be considered the day on which such Option is granted.  Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate.  An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

                    (iv) Termination of Employment, etc.  An Option may not be exercised unless the Grantee is then in the employ of, or then maintains an independent contractor relationship with, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option (or, in the case of a Grantee who on the date of grant was a “prospective employee,” since the date of first becoming an employee); provided that, the Award Agreement may contain provisions extending the exercisability of Options to a date not later than the expiration date of such Option.

                    (v) Maximum Number of Shares.  Options may not be granted hereunder to any one person in any ten-year period in an amount greater than fifteen (15%) percent of the total number of shares of Stock originally available for grant of Awards under this Plan (i.e. not more than 15% of 12,900,000 after giving effect to the stock split; and for purposes of calculating this 15% figure, Options granted to any Grantee prior to July 23, 1996 shall be deemed to have been tripled).

                    (vi) Other Provisions.  Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion.

                    (vii) Limitations on ISOs. No ISOs may be awarded under this Plan after January 21, 2013.  ISOs may be awarded only from 1,800,000 shares of Stock reserved for issuance pursuant to this Plan after shareholder approval of the amendment to the Plan in April 2003.

               (c) SARs and Limited SARs.  The Committee is authorized to grant SARs and Limited SARs to Grantees on the following terms and conditions:

                    (i) In General.  Unless the Committee determines otherwise, an SAR or a Limited SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.  An SAR or Limited SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable.

                    (ii) SARs.  An SAR shall confer on the Grantee a right to receive with respect to each share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine).

                    (iii) Limited SARs.  A Limited SAR shall confer on the Grantee a right to receive with respect to each share subject thereto, automatically upon the occurrence of a Change in Control, an amount equal to the excess of (1) the Change in Control Price (or in the case of a Limited SAR granted in tandem with an ISO, the Fair Market Value of one share on the date of such Change in Control) over (2) the grant price of the Limited SAR (which in the case of a Limited SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other Limited SAR shall be such price as the Committee determines).

               (d) Restricted Stock.  The Committee is authorized to grant Restricted Stock (which may be designated as "performance stock") to Grantees on the following terms and conditions:

                    (i) Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine.  Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

                    (ii) Forfeiture.  Upon termination of employment or termination of the independent contractor relationship during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided that, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

                    (iii) Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and/or the Company shall retain physical possession of the certificate.

                    (iv) Dividends.  Dividends paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends.  Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

                    (v) Maximum Issuance.  No more than an aggregate of 250,000 shares of Stock may be awarded under this Plan after February 1, 2003 under Sections 6(d), 6(e), 6(f) and 6(i) of this Plan.

               (e) Restricted Stock Units.  The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

                    (i) Award and Restrictions.  Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee.  In addition, Restricted Stock Units shall be subject to such restrictions as the Committee may impose, at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

                    (ii) Forfeiture.  Upon termination of employment or termination of the independent contractor relationship during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; provided that, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

                    (iii) Maximum Issuance.  No more than an aggregate of 250,000 shares of Stock may be awarded under this Plan after February 1, 2003 under Sections 6(d), 6(e), 6(f) and 6(i) of this Plan.

               (f) Stock Awards in Lieu of Cash Awards.  The Committee is authorized to grant Stock as a bonus, or to grant other Awards, in lieu of Company commitments to pay cash under other plans or compensatory arrangements.  Stock or Awards granted hereunder shall have such other terms as shall be determined by the Committee. No more than an aggregate of 250,000 shares of Stock may be awarded under this Plan after February 1, 2003 under Sections 6(d), 6(e), 6(f) and 6(i) of this Plan.

               (g) Dividend Equivalents and Interest Equivalents.  The Committee is authorized to grant Dividend Equivalents and Interest Equivalents to Grantees.

                    (i) The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents and/or Interest Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock or deferred cash, as the case may be, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents or Interest Equivalents (other than freestanding Dividend Equivalents or Interest Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

                    (ii) Interest Equivalents shall be computed at a market-based rate which, unless the Committee otherwise determines, shall be compounded quarterly at an annual rate equal to the annual rate on the last day of the calendar quarter of 10-year U.S. Treasury Notes plus 1% per annum.

               (h) Deferred Stock Awards and Deferred Cash Awards.  The Committee  is authorized to grant Deferred Stock Awards and Deferred Cash Awards, including, but not limited to, Deferred Stock Awards in lieu of directors retainer fees, subject to the following terms and conditions:

                    (i) The Committee shall establish, in the name of each Grantee receiving a Deferred Stock Award, a Common Stock Account to which the Deferred Stock Award, and any Dividend Equivalents thereon (unless paid currently in the discretion of the Committee), will be credited.  The Company shall not be under any obligation to acquire the Stock to pay a Deferred Stock Award (or Dividend Equivalent) at any time prior to the date on which such payment shall be due.  The Committee shall establish, in the name of each Grantee receiving a Deferred Cash Award, a Deferred Cash Account to which the Deferred Cash Award, and any Interest Equivalents thereon (unless paid currently in the discretion of the Committee), will be credited.

                    (ii) The number of equivalent shares of Stock credited to a Common Stock Account shall accrue Dividend Equivalents on such shares, as if actual shares of Stock had been issued, from the date the Deferred Stock is credited to the Common Stock Account to and including the date on which the amount credited to the Common Stock Account is deemed to have been paid.  Such Dividend Equivalents will be credited to the Common Stock Account as additional equivalent shares of Stock.  In the case of a stock dividend, the number of shares to be credited shall be the number of shares of stock that would have been issued on the equivalent number of shares of Stock in the Common Stock Account. In other cases, the number of equivalent shares (including fractional shares) to be so credited will be determined by dividing the Dividend Equivalents by the Fair Market Value of the Stock for the day on which the related dividend is paid.  If any dividend is paid on the Stock of the Company, other than in cash or Stock, the Committee shall conclusively determine the Fair Market Value in cash of such dividend.

                    (iii) The amount of Deferred Cash credited to a Deferred Cash Account shall accrue Interest Equivalents from the date the Deferred Cash is credited to the Deferred Cash Account to and including the date on which the amount credited to the Deferred Cash Account is deemed to have been paid.  Such Interest Equivalents will be credited to the Deferred Cash Account as additional cash which shall, in turn, accrue further Interest Equivalents.  Interest Equivalents will be credited, as of the last day of each calendar quarter on the average daily balance of deferred cash in said account during said quarter.  If any Deferred Cash is disbursed to a Grantee or a Beneficiary on a date other than the last day of a calendar quarter, Interest Equivalents (properly prorated for the partial quarter) shall be credited on the Deferred Cash so disbursed for the partial calendar quarter, but shall be computed based on the interest rate in effect on the business day next preceding the date of disbursement.

                    (iv) Payments from Common Stock and Deferred Cash Accounts.

               A.  Except as provided below, payment of the total amount credited to a Grantee’s Common Stock Account or Deferred Cash Account, as the case may be, shall be made to him, or, in case of his death prior to the commencement of payments on account of such total amount, to his Beneficiary, at the Grantee’s election made in accordance with the last two sentences of this paragraph (i) in sixty (60) quarterly installments or (ii) in five annual installments or (iii) in a single lump sum, commencing the first day of the calendar quarter, or as soon thereafter as practicable, following the date on which he ceases, by reason of death or otherwise, to be an employee or a director.  The amount of each payment shall be the amount credited to such account multiplied by a factor, the numerator of which is one (1) and the denominator of which is the number of installments remaining to be paid.  If the aggregate number of shares credited to a Common Stock Account shall not be divisible into whole shares by the applicable number of installments, each installment except the last shall consist of the nearest number of whole shares into which such aggregate number of shares shall be divisible by the applicable number of installments.  The last installment shall consist of the total amount of whole shares of remaining Deferred Stock credited to such account and any fractional share shall be paid in cash.  The Secretary to the Committee shall solicit an installment election from each recipient of a Deferred Stock Award or a Deferred Cash Award who is not yet receiving distributions under this Section 6(h)(iv) by December 1, 2003.  Persons who receive their first Deferred Stock or Deferred Cash Award after that date shall make an installment election within the thirty day period after they first receive such an Award.  Any recipient of such an Award may change his installment election up until the twelve month period preceding the date of his termination or retirement as an employee or director.  Changes made during the twelve month period preceding termination or retirement will be ignored.

               B.  In case of the death of an employee after the commencement of payments to him in respect of his Common Stock Account or Deferred Cash Account, as the case may be, the then remaining unpaid portion thereof shall continue to be paid in installments, at such times and in such manner as if he were living, to his Beneficiary.

               C.  With respect to the total amount in a Common Stock Account or Deferred Cash Account, as the case may be, or the then remaining unpaid portion thereof, which shall be  payable to any person who shall no longer be an employee of the Company or one of its Subsidiaries or Affiliates or to the Beneficiary of any such person, the Committee shall possess absolute discretion to accelerate the time of payment of such total amount or remaining unpaid portion, in whole or in part, as the case may be.  In addition, the Committee shall possess absolute discretion to accelerate to any extent such total amount or remaining unpaid portion, even while a person remains an employee, if there occurs financial hardship or any other event which the Committee deems, in its absolute discretion, to constitute an extraordinary circumstance.

                    (v) By notice to the Committee at least 15 days in advance of the commencement of any semiannual period with respect to which directors' retainer fees are paid, as long as the Committee approves such election at its next regularly scheduled meeting, any Non-Employee Director of the Company may elect to receive Deferred Stock Awards in lieu of retainer fees for serving on the Board.  The amount of each such Deferred Stock Award shall be determined by dividing the amount of the fee that would have been paid but for the election by such director to receive a Deferred Stock Award by the Fair Market Value of a share of Stock on the last day of the period with respect to which such retainer would have been paid and rounding the result to the nearest whole share.  Any election by a director pursuant to this provision shall remain in place until the commencement of the first semiannual retainer period after such director gives notice to the Committee that he or she elects to receive future retainer fees in cash.

                    (i)   Other Stock- or Cash-Based Awards.  The Committee is authorized to grant to Grantees Other Stock-Based Awards or Other Cash-Based Awards as an element of or supplement to any other Award under the Plan or in addition to, or in lieu of, any other Award under the Plan, as deemed by the Committee to be consistent with the purposes of the Plan.  Such Awards may be granted with value and payment contingent upon performance of the Company or any other factors designated by the Committee, or valued by reference to the performance of specified Subsidiaries or Affiliates.  Without limiting the generality of the foregoing, other Cash Based Awards may be granted as annual bonus, as multi-year performance cash awards, or otherwise.  The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. No more than an aggregate of 250,000 shares of Stock may be awarded under this Plan after February 1, 2003 under Sections 6(d), 6(e), 6(f) and 6(i) of this Plan.

6A.     Special Restrictions on Awards to Officers.

Subject to Sections 6A(h) and 6A(j), this Section 6A applies to all Awards to “Officers”; provided that this Section 6A applies to Options, SARs and Limited SARs only to the extent specifically stated in this Section.  For purposes of this Section 6A, an “Officer” is any employee who would be treated at the time an Award is granted as an officer of the Company pursuant to the executive compensation disclosure rules under the Exchange Act. Notwithstanding the foregoing, the provisions of the Plan disregarded under Section 6A(a) below shall be reinstated and fully applicable to all Awards granted to Officers pursuant to this Section 6A to the extent that, as of the end of the calendar year following the year in which the Award is granted, they are not “covered employees” within the meaning of Section 162(m)(3) of the Code.

               (a) Intent.  Awards subject to this Section 6A are intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.  This Section 6A shall be interpreted consistently with such intent and any provisions of the Plan inconsistent therewith shall not apply to any Awards subject to this Section 6A.  Without limiting the generality of the foregoing, the Committee shall have no discretion to increase the value of any Awards subject to this Section 6A.  Notwithstanding the foregoing, Awards granted hereunder shall be subject to such other provisions of the Plan (as modified by this Section 6A) as may be determined by the Committee.

               (b) Maximum Awards.  The maximum Awards (other than Options, SARs and Limited SARs) that may be granted to any Officer pursuant to this Section 6A on account of any calendar year shall not exceed the greater of (i) five hundred percent (500%) of the Officer’s base salary for that year or (ii) $5,000,000.  Awards shall be considered to be on account of the calendar year in which the relevant performance periods terminate.  Awards granted pursuant to Section 6A(h) shall not be taken into account in applying the foregoing limit.  The maximum number of shares of Stock subject to an Option, SAR or Limited SAR that may be granted hereunder to an Officer during any ten-year period is set forth in Section 6(b)(v).

               (c) Designation of Performance Goals.  The Committee shall establish specific objective targets, schedules, thresholds or goals (“Performance Goals”) for each Award subject to this Section 6A; provided that, at the time of the grant of any Award, the achievement of the Performance Goal shall be substantially uncertain.  The Performance Goals designated by the Committee shall be determined based upon one or more of the business criteria set forth in Exhibit A hereto (“Performance Measures”).  To the extent applicable, the Committee may specify a Performance Measure in relation to total Company performance or in relation to the performance of identifiable business unit(s) of the Company.  A Performance Goal may be expressed in any form as the Committee may determine including, but not limited to: (1) percentage growth, (2) absolute growth, (3) cumulative growth, (4) performance in relation to an index, (5) performance in relation to peer company performance, (6) a designated absolute amount and (7) per share of Stock outstanding. The Performance Goals so established may exclude the effects of certain events or categories of events specifically identified by the Committee.  Nothing shall preclude the Committee from designating different Performance Measures and Performance Goals for Awards granted to different Officers in the same performance period.

               (d) Determination of Awards.  The Committee shall have discretion to structure the types of Awards granted to Officers.  Such Awards may be either Awards having a performance period of one year or less (such as, for example, an annual bonus plan providing for a cash or a Stock bonus) or Awards which vest over longer periods (such as, for example, a Performance Stock Award or Performance Cash Award which might vest after a period of two or more years).  No later than 90 days after the commencement of a performance period (but, in any event, within the first 25% of such performance period, if earlier), the Committee shall designate or approve as to the Awards relating to such period, (i) the Officers who will be Grantees, if any, (ii) the types of Awards (which will be selected from the types of Awards permitted under Section 6), (iii) the Performance Measures applicable to each Award, (iv) if there is more than one Performance Measure applicable to a single Award, the weighting, or other role, of the Performance Measures in determining the Award, (v) the Performance Goals and payout matrix or formula for each Performance Measure, (vi) the performance period or periods, (vii) the target Award or Awards for each Grantee, (viii) the extent to which, and the circumstances under which, the Award may pay out at greater than, or less than, target levels, and (ix) to the extent required under Code Section 162(m), the maximum dollar amount a Grantee may earn with respect to a performance period.

               (e) Payment of Awards.  Subject to Section 7 of the Plan (“Change in Control Provisions”), an Award subject to this Section 6A shall vest only to the extent that the applicable Performance Goal or Goals, if any, have been attained.  As a condition to the vesting of any Award, the Committee shall first certify, by resolution of the Committee, that the applicable Performance Goal or Goals have been attained and the other applicable Plan provisions have been satisfied.  Following the end of a performance period, the Committee shall determine the amount of each Award that vests for each Grantee by:

                    (1) comparing actual performance for each Performance Measure against the payout matrix approved for such period,

                    (2) multiplying the payout percentage from the payout matrix for each Performance Measure by the appropriate weighting factor, if applicable, and

                    (3) summing the applicable weighted payout percentages and multiplying their overall payout percentage by the Grantee’s Award

Notwithstanding anything contained in this Plan to the contrary (but provided that the right to do so is specifically retained in the applicable Award Agreement), the Committee in its sole discretion may reduce any Award to any Grantee to any amount, including zero, prior to the certification by resolution of the Committee of the amount of such Award.  The amount of an Award that vests for a calendar year or other performance period shall be determined as soon as practicable after such period and shall be paid no later than 75 days following the end of such year or other period.

               (f) Grants of Options and SARs.  The Committee may grant Options, SARs and Limited SARs the vesting of which is not contingent upon the attainment of any Performance Goal or Goals.  Except as provided in Section 6A(h), but subject to Section 6(b)(ii), the exercise or grant price, as applicable, of each share of Stock subject to such Options, SARs and Limited SARs shall not be less than the Fair Market Value of one share of Stock on the date of grant.

               (g) Deferred Payments.  The Committee, in its discretion, may elect to defer payment of any Award until such date before or after retirement as a Grantee may request upon such terms and conditions as may be approved or established by the Committee in its sole judgment.  Such terms may include the payment of Interest or Dividend Equivalents on deferred amounts.

               (h) Non-Performance-Based Compensation.  Notwithstanding anything contained in this Section 6A, the Committee may grant Awards to Officers that are not subject to this Section 6A.  All Awards granted by the Committee shall indicate whether or not they are subject to this Section 6A.

               (i) Valuation.  Whenever in this Section 6A there is a reference to a maximum dollar value of a stock-based Award (including but not limited to a Restricted Stock, Restricted Stock Unit, a Deferred Stock Award or other Stock-Based Award), the dollar value is determined as of the date of the grant of the Award and not as of the date of vesting.  If one type of Award is substituted for another (such as, for example, a Deferred Stock Award being substituted for a Restricted Stock Award or for an Award of Restricted Stock Units, where each Award is based upon the same number of shares of Common Stock), the value of the substitute Award for this purpose is the same as the Award for which it is substituted.  Whenever in this Section 6A there is a reference to a maximum dollar value of an Award, Dividend Equivalents and Interest Equivalents (other than free-standing Dividend Equivalents and Interest Equivalents) shall not be counted in determining such maximum amount.

               (j) Grant-by-Grant Determination.   The Committee may grant Awards a portion of which satisfy the provisions of this Section 6A and a portion of which do not.  In such a case, the Award shall be deemed to be the grant of two Awards, one subject to this Section 6A and the other granted pursuant to Section 6A(h).

               (k) Substitute Awards.  The Committee may establish procedures under which one Award is substituted for an equivalent Award of a different type; such as a Deferred Stock Award being substituted for an Award of an equivalent number of shares of Restricted Stock.  Nothing contained in this Section 6A requires the substitute Award to be subject to Performance Goals in addition to the Performance Goals of the Award for which it was substituted.

7.     Change in Control Provisions.  In the event of a Change of Control:

               (a) any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and

               (b) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

8.     Non-Employee Director Options.  Notwithstanding any of the other provisions of the Plan to the contrary, the provisions of this Section 8 shall apply only to grants of Options to Non-Employee Directors.  Except as set forth in this Section 8, the other provisions of the Plan shall apply to grants of Options to Non-Employee Directors to the extent not inconsistent with this Section.

               (a) General.  Non-Employee Directors shall receive NQSOs in accordance with this Section 8 and may not be granted Stock Appreciation Rights or Incentive Stock Options under this Plan.  The purchase price per share of Stock purchasable under Options granted to Non-Employee Directors shall be the Fair Market Value of a Share on the date of grant.  No Agreement with any Non-Employee Director may alter the provisions of this Section and no Option granted to a Non-Employee Director may be subject to a discretionary acceleration of exercisability.

               (b) Grants to New Non-Employee Directors.  Each Non- Employee Director who is elected to the Board for the first time will, at the time such director is elected and duly qualified, be granted automatically, without action by the Committee, an Option to purchase (i) for Options granted prior to July 23, 1996, 1,500 shares of Stock and (ii) for Options granted on or after July 23, 1996, 4,500 shares of stock.

               (c) Grants to Continuing Directors.  On the date of each annual meeting of stockholders (in addition to any grant made under subsection (b) of this Section on such date), each continuing Non-Employee Director will be granted automatically, without action by the Committee, an Option to purchase (i) for Options granted prior to July 23, 1996, 1,500 shares of Stock and (ii) for Options granted on or after July 23, 1996, 4,500 shares of stock.

               (d) Vesting.  Each Option shall be exercisable as to 33-1/3 percent of the Stock covered by the Option on the first anniversary of the date the Option is granted and as to an additional 33-1/3 percent of the Stock covered by the Option on each of the following two anniversaries of such date of grant; provided, however, that each Option shall be immediately exercisable in full upon a Change in Control.  To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.  Section 6(b) hereof shall not apply to Options granted to Non-Employee Directors.

               (e) Duration.  Subject to the three clauses below, each Option granted to a Non-Employee Director shall be for a term of 10 years. The Committee may not provide for an extended exercise period beyond the periods set forth in this Section 8(e).

                    (i) Options granted to any Non-Employee Director prior to April 11, 2002 shall expire upon the cessation of such Non-Employee Director's membership on the Board for any reason, except that, as to any portion of such an Option which shall be exercisable upon the date of such cessation, such Option may be exercised as to such portion until the earlier of (i) three years from the date of such cessation of Board membership or (ii) expiration of the term of such Option.

                    (ii) Except as set forth in Section 8(e)(iii) below, Options granted to any Non-Employee Director on or after April 11, 2002 shall expire upon the cessation of such Non-Employee Director's membership on the Board for any reason, except that, as to any portion of such an Option which shall be exercisable upon the date of such cessation, such Option may be exercised as to such portion until the earlier of (i) one year from the date of such cessation of Board membership or (ii) expiration of the term of such Option.

                    (iii) Upon the cessation of a Non-Employee Director's membership on the Board as a result of the Non-Employee Director's death or disability or if such cessation occurs after the Non-Employee Director has served on the Board for five years or more, Options granted to such Non-Employee Director on or after April 11, 2002 and at least eight months prior to such cessation shall be exercisable by such director (or by any person who acquires the right to exercise such option as a result of such director's death) until the earlier of (i) five years from the date of such cessation of Board membership (subject to the installment vesting provisions of Section 8(d) above) or (ii) expiration of the term of such Option, to the extent of the total number of shares subject to the grant.

9.     Non-Employee Director Restricted Stock.  Notwithstanding any of the other provisions of the Plan to the contrary, the provisions of this Section 9 shall apply only to grants of Restricted Stock to Non-Employee Directors ("Director's Restricted Stock").  Except as set forth in this Section 9, the other provisions of the Plan shall apply to grants of Director's Restricted Stock, to the extent not inconsistent with this Section.

               (a) General.  Non-Employee Directors will receive Director's Restricted Stock in accordance with this Section.  No agreement with any Non-Employee Director may alter the provisions of this Section and no Director's Restricted Stock may be subject to a discretionary acceleration of vesting.  Each person who was a Non-Employee Director prior to the 1994 Annual Meeting of Stockholders was granted 2,500 shares of Director’s Restricted Stock (equivalent to 7,500 shares on or after July 23, 1996).

               (b) Grants to New Non-Employee Directors.  Each  Non-Employee Director who, on or after the 1994 Annual Meeting of Stockholders, is elected to the Board for the first time, will, at the time such Director is duly elected and qualified, be granted automatically, without action by the Committee, a number of shares of Director's Restricted Stock equal to the lesser of (i) 2,500 shares (7,500 shares on or after July 23, 1996) or (ii) the nearest number of whole shares determined by multiplying 2,500 (7,500 on or after July 23, 1996) by a fraction, the numerator of which is the initial Fair Market Value of the Stock determined under the formula utilized for initial grants of NQSQs to Non-Employee Directors in February 1994 (such initial Fair Market Value being $15.375 per share or, on or after July 23, 1996, $5.125 per share), and the denominator of which is the Fair Market Value of the Stock on the date on which such Director is duly elected and qualified.

               (c) Vesting.  (i) Each Award of Director's Restricted Stock shall become non-forfeitable as to twenty percent of the Stock covered by the Award on the first anniversary date of the Award and as to an additional twenty percent of the Stock on each of the following four anniversary dates of the Award; provided that each Award shall be immediately non-forfeitable in full upon a Change in Control.  If a Non-Employee Director's service on the Board terminates prior to the Award becoming entirely non-forfeitable, any portion of the Award which then remains forfeitable shall revert to the Company, except that if the Non-Employee Director's service terminates by reason of death or disability, any 20 percent installment with respect to which such Non-Employee Director shall have begun (but not completed) the requisite annual service shall become, as to such installment, also entirely nonforfeitable.  As used in the prior sentence, a "disability" shall exist if, because of sickness or injury, the ability of the Non-Employee Director to perform the duties of a member of the Board of Directors becomes significantly impaired.

                    (ii)  A Non-Employee Director may, on or prior to December 31, 1995 (or in the case of a Non-Employee Director who first becomes a Director after December 31, 1995, within thirty days after becoming a Director), as to his forfeitable shares of Director's Restricted Stock elect that such shares shall become nonforfeitable on January 1 following the year in which he attains his 70th birthday, but not earlier than the date upon which such shares become nonforfeitable under subparagraph (i) of this paragraph (c) or later than the date of a Change in Control.  During such additional period, if any, that such shares are forfeitable under this subparagraph (ii), the shares shall be forfeited if such Non-Employee Director resigns from the Board of Directors or refuses to stand for re-election to the Board of Directors, unless:

               A.  Such resignation or refusal results from the disability (as defined in subparagraph (i) above) or death of the Non-Employee Director; or

               B.  Such Non-Employee Director furnishes to the Board of Directors an opinion of counsel, reasonably satisfactory to a majority of the remaining members, to the effect that continued membership on the Board will result in such Non-Employee Director having a conflict of interest or suffering some other significant legal liability; or

               C.  Such resignation or refusal is approved or requested by a majority of the remaining members of the Board of Directors or by stockholders owning a majority of the voting stock of the Company.

During such additional period, if any, that such shares are forfeitable under this subparagraph (ii), if there occurs an event described in clause A., B. or C. of this subparagraph, the shares shall become nonforfeitable on the date that the Non-Employee Director ceases to be a member of the Board of Directors.

Any such election to defer vesting shall be made in writing addressed to the Secretary of the Committee, and shall be irrevocable when received.

               (d) Dividends; Voting.  Except as set forth in this Section 9, a Director granted Director's Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

               (e) The Director's Restricted Stock shall be subject to the following provisions prior to becoming non-forfeitable:

                    (i) The Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of; and neither the right to receive Stock nor any interest therein under the Plan may be assigned, and any attempted assignment shall be void.

                    (ii) The Stock certificates shall, at the option of the Company, either (x) be held by the Company together with stock powers endorsed by the Director in blank or (y) bear an appropriate restrictive legend and be subject to appropriate "stop transfer" orders or (z) both.

                    (iii) Any additional Stock or other securities or property (other than cash dividends) that may be issued with respect to Director's Stock as a result of any stock dividend, stock split, reorganization, recapitalization, merger, consolidation, split-up, combination of shares or other event, shall be subject to the restrictions and other terms and conditions of the Plan.

10.     General Provisions.

               (a) Compliance with Local and Exchange Requirements.  The Plan, the granting and exercising of Awards, and the other obligations of the Company under the Plan and any Award Agreement, promissory note or other agreement shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.  The Company, in its discretion, may postpone the issuance or delivery of Stock under any Award until completion of such stock exchange listing or registration or qualification of such Stock or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

               (b) Nontransferability.  Except as may be specifically provided to the contrary in any Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

               (c) No Right to Continued Employment, etc..  Nothing in the Plan or in any Award granted or any Award Agreement, or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of or to continue as an independent contractor, or director of the Company, any subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement, or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate or the stockholders to terminate such Grantee's employment, directorship or independent contractor relationship.

               (d) Taxes.  The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other actions as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations.

               (e) Amendment and Termination of the Plan.  The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, without stockholder approval, no amendment shall be made (i) to change Section 4 of the Plan which defines the persons eligible to receive Awards, (ii) to increase the number of shares available for issuance pursuant to the Plan (other than pursuant to the anti-dilution provisions set forth in Section 5 of the Plan), (iii) to increase the number of shares issuable under Sections 6(d), 6(e), 6(f) and 6(i) of the Plan, (iv) to change the provisions limiting repricing of options in Section 6(b)(ii) of the Plan, (v) to extend the 10 year maximum term of Options issued under the Plan set forth in Section 6(b)(iii) of the Plan, (vi) to create additional kinds of awards under the Plan not already contemplated by the Plan or (vii) to change this Section 10(e).  Additionally, no amendment shall affect adversely any of the rights of any Grantee, without such Grantee's consent, under any Award theretofore granted under the Plan.  Nothing in this Section 10(e) shall limit the provisions of Section 10(i) of the Plan.

               (f) No Rights to Awards; No Stockholder Rights.  No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees.  Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

               (g) Unfunded Status of Awards.  The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation.  With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

               (h) No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

               (i) Not Exclusive.  The Awards granted under this Plan are not intended to be exclusive and, accordingly, the Board may adopt, or permit the adoption of, other compensation and/or benefit plans or arrangements of any type whatsoever, including but not limited to plans or arrangements that provide for compensation in the same form as, or in form similar or dissimilar to, types of compensation available under this Plan.

               (j) Governing Law.  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

               (k) Effective Date; Plan Termination.  The Plan has been approved by stockholders.  Amendments to the Plan effected at the January 21, 2003 meeting of the Board  shall take effect upon their adoption by the Board (the "Effective Date"), but the amendments to this Plan (and any Awards made on or after such date and prior to the stockholder approval mentioned herein), shall be subject to the approval of such  amendments by a majority of the votes cast on the proposal seeking such approval, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal, which approval must occur within twelve months of the Effective Date; provided that Awards which could have been made under the Plan as previously in effect shall not be affected by the lack of stockholder approval of the amendments.  In the absence of such approval, except as so provided above, such Awards shall be null and void.

EXHIBIT A TO 1993 STOCK AWARD AND INCENTIVE PLAN,

AS AMENDED JANUARY 27, 1997

PERFORMANCE MEASURES

     (i) “Cash Flow” shall mean the consolidated increase (reduced by any decrease) in cash, cash equivalents and related  marketable securities of the Company, as set forth in the Company’s audited financial statements for a year or other period, adjusted to offset the effects of financing activity, cash dividends to common stockholders and purchases of treasury stock.

     (ii) “Debt to Capital Ratio” shall mean Debt divided by Capital.  “Debt” shall mean the sum of short term debt, the current portion of long term debt and long term debt, all as reported in or determined from a balance sheet at the end of a year or other period.  “Capital” shall mean the sum of (i) short term debt, (ii) long term debt, (iii) current portion of long term debt, (iv) total minority interest and (v) stockholders’ equity, all as reported in or determined from a balance sheet at the end of a year or other period.

     (iii) “EBIT” shall mean, (i) in the case of the Company, the consolidated earnings before interest and taxes of the Company as set forth in Company’s audited financial statements for such year or other period or (ii) in the case of a business unit of the Company, the earnings before interest and taxes of such business unit, for such year or other period, determined on a basis consistent with the accounting principles used in determining EBIT in the Company’s audited financial statements.

     (iv) “EPS” shall mean the consolidated fully-diluted earnings per share of the Company, as set forth in the Company’s audited financial statements for such year or other period.

     (v) “EVA” shall mean economic value added, calculated as NOPAT less a capital charge as follows: the weighted average cost per dollar of Capital for the year or other period times the amount of Capital invested.  “NOPAT” shall mean net Operating Profit after tax plus equity in net earnings of associated companies, as set forth in the Company’s financial statements for such year or other period.

     (vi) “Market Value” shall mean the Fair Market Value of a share of Stock, as determined under clause (i), (ii) or (iii) as applicable, of the second sentence of Section 2(q) of the Plan.

     (vii) “Net Earnings” shall mean the consolidated net earnings available to common stockholders, as set forth in the Company’s  financial statements for such year or other period.

     (viii) “Operating Profit” shall mean operating profit before any special charges or gains as reported in a statement of income or statement of operations for a year or other period.

     (ix) “Return on Capital” shall mean NOPAT divided by average Capital for the year or other period.

     (x) “Return on Equity” shall mean either Net Earnings or Cash Flow, as designated by the Committee, divided by average Stockholders’ Equity for the year or other period.

     (xi) “RONA” shall mean the return on net assets for a year or other period, which is calculated as (i) Net Earnings minus financing charges divided by (ii) net assets.  Net assets means total assets minus nonfinancial liabilities.

     (xii) “Sales” shall mean net sales as reported in a statement of income or statement of operations for a year or other period.

     (xiii) “SG & A” shall mean selling, general and administrative costs as reported in a statement of income or statement of operations for a year or other period.

     (xiv) “Tax Rate” shall mean the Company’s effective tax rate, as set forth in the Company’s audited financial statements for such year or other period.

     (xv) “Total Return” shall mean the percent increase over a year or other period in the value of an investor’s holdings in the Company’s Stock assuming reinvestment of dividends.

In computing the foregoing Performance Measure with respect to any Award, there shall be disregarded the impact of any accounting change mandated by Generally Accepted Accounting Principles which becomes mandated and is implemented after the related Performance Goal is established.